Exhibit 99.1

National Holdings/Gilman Ciocia

Moderator: Mark Klein

06-21-2013/8:30 a.m. ET

Confirmation # 10000728

National Holdings/Gilman Ciocia

Moderator:     Mark Klein

June 21, 2013

8:30 a.m. ET

Operator:

Welcome to the National Holdings Corporation conference call to discuss the merger of National Holdings Corporation and Gilman Ciocia. Hosting this call from National Holdings Corporation is Mark Klein, Co-Executive Chairman and CEO of National Holdings Corporation. Management will make some opening remarks before turning the call over for Q&A.

Today's call is being recorded and will be available for replay beginning at 11:30 a.m. Eastern standard time. The dialing number is 404-537-3406 and then your pin number 10000728.

At this time all participants have been placed in a listen-only mode and the forum will be open for your questions following the presentation.

If you would like to ask a question at that time, please press star 1 on your touch tone phone.

If at any point your question has been answered, you may remove yourself from the queue by pressing the pound key.

If you should require operator assistance, please press star 0.

We ask that you please pick up your handset to allow optimum sound quality.

It is now my pleasure to turn the floor to Mr. Brian Schaffer of Prosek Partners. Sir, you may begin.

National Holdings/Gilman Ciocia

Moderator: Mark Klein

06-21-2013/8:30 a.m. ET

Confirmation # 10000728

Brian Schaffer:	Thank you operator and thank you everyone for joining us today to discuss the merger between National Holdings Corporation and Gilman Ciocia.

Before we begin, I'd like to remind everyone that this call will contain forward-looking statements subject to the safe harbor provisions of the federal securities laws. Forward-looking statements include but are not limited to statements regarding National's current expectations regarding the timing and the completion of the proposed acquisition. The expected benefits of the proposed acquisition, integration plans and expected synergies there from, and National's anticipated future financial and operating performance and results, including estimates for general economic conditions and growth.

Such expectations are based upon certain preliminary information and management assumptions, expectations and plans and are subject to a number of risk and uncertainties inherent in projecting future conditions, events and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or unrealized.

Important factors that could cause actual results that differ materially from such expectations are and will be detailed in National's filings with the Securities and Exchange Commission, including the factors discussed in item 1A of our Annual Report on Form 10-K; in our periodic reports on form 10-Q and a proxy statement prospectus that will be included in the Registration Statement on form S-4 that National will file with the SEC in connection with the closed acquisition. With that, allow me to introduce National Holdings Corporation CEO and Co-Executive Chairman Mark Klein. Mark, you may begin.

Mark Klein:

Thanks Brian. Good morning to all and thanks for taking time out on this Friday morning to discuss the announcement we made earlier this morning as we signed the definitive merger agreement with Gilman Ciocia. During today's call I'll provide some brief opening remarks, review the terms of the transaction and our strategic rationale, before opening up the call for your questions.

National Holdings/Gilman Ciocia

Moderator: Mark Klein

06-21-2013/8:30 a.m. ET

Confirmation # 10000728

As we outlined in our inaugural quarterly earnings call in May, we accomplished significant progress in streamlining operations, improving margins, returning to profitability and strengthening our balance sheet. Recently, National has gained momentum in fiscal '13 and now has achieved five consecutive quarters of positive EBITDA and generated EPS of one $0.01 per share in the second fiscal quarter 2013.

With an improved operating and cost structure, we are now turning our focus to identifying attractive growth opportunities that transforms our business and accelerates our growth strategy. We believe Gilman Ciocia meets this objective and will help us diversify and expand revenue. We hope you are as excited as we are about the benefits that this merger provides to our shareholders, clients and employees.

Under the terms of the agreement, which was unanimously approved by the boards of directors of both the companies, Gilman Ciocia shareholders will receive up to 24 million shares in National Holdings stock. Additionally, the consideration includes the assumption up to $5.4 million in debt, which is expected to be repaid at the closing of the merger.

National previously indicated its interest in expanding its areas of focus including tax preparations as a means to gain financial planning clients, but historically, has been under capitalized to be consistent with its approach and focus on this pathway. Gilman brings to National Holdings a nationally-recognized brand in tax preparation of financial planning. The merger establishes National as a comprehensive one-stop provider of brokerage, financial planning tax preparation, as well as investment banking corporate finance support to small and mid-cap clients. Our intention is to expand on this platform and increase the range of products and services the combined company can offer.

Gilman built a very successful business over the course of more than 30 years and believes that National provides the best opportunity to expand their presence in new markets and weather all sorts of market conditions. Gilman also believes that merging with National will ensure that Gilman's clients will continue to receive the highest level of service that they have come to expect.

National Holdings/Gilman Ciocia

Moderator: Mark Klein

06-21-2013/8:30 a.m. ET

Confirmation # 10000728

Before opening the floor for questions, let me provide some metrics for evaluating the combined company.

The acquisition of Gilman will enable National Holdings to increase its rep count to over 825 advisers with over $ 9 billion in client assets and over $1.3 billion in RIA assets.

We now are able to add more recurring revenues from managed monies and packaged products to further counterbalance more cyclical and must be transactional revenue.

Potentially, enabling greater leverage and savings to a consolidated NFS relationship and approach.

We will be able to expand our business lines into tax prep and bring in needed personnel in areas such as insurance and mutual funds.

We believe that we will achieve cost savings through reduction of duplicative public company expenses, personnel, occupancy, systems and process redundancy.

Details about the cost savings, including areas and amounts are still being analyzed and will be communicated the later date. As a reminder, National has already implemented material cost savings initiatives, lowering costs by approximately $3 million annually since last July.

As a recap, the merged company will now have $9 billion in assets and increase of 57 percent over where National was prior to the merger.

For the trailing 12 months ended March 31, 2013, our consolidated revenues would be $157 million which is 30 percent higher than the 119 that National had. Our RIA assets will increase by about 30 percent to 1.3 billion and a registered rep count will increase 21 percent to 825 reps from 680.

This includes my formal remarks and I'm happy to answer any questions.

National Holdings/Gilman Ciocia

Moderator: Mark Klein

06-21-2013/8:30 a.m. ET

Confirmation # 10000728

Operator:

The floor is now open for question. At this time if you have a question or comment please press star 1 on your touch tone phone. If at any point your question is answered, you may remove yourself from the key by pressing the pound key.

Again we do ask that while you post your question that you pick up your handset to provide optimal sound quality.

Once again, if you do have a question you may press star 1 on your touch tine phone at this time.

At this time we have no questions and now I like to transfer back over to management for any closing remarks.

Mark Klein:

Well, thank you all for participating on the call. We at National and the Gilman folks are highly excited about the transaction. We believe the combined company is well-positioned to continue to match our growth and move forward, look forward, to successful closing of the transaction. Thank you.

Operator:	Thank you. This does conclude today's teleconference. Please disconnect your lines at this time and have a wonderful day.

END

Cautionary Statements Regarding Forward-Looking Information

This communication includes forward-looking statements subject to the safe harbor provisions of the federal securities laws. Forward-looking statements include but are not limited to statements regarding National's current expectations regarding the timing and the completion of the proposed acquisition. The expected benefits of the proposed acquisition, integration plans and expected synergies there from, and National's anticipated future financial and operating performance and results, including estimates for general economic conditions and growth. Such expectations are based upon certain preliminary information and management assumptions, expectations and plans and are subject to a number of risk and uncertainties inherent in projecting future conditions, events and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or unrealized. Important factors that could cause actual results that differ materially from such expectations are and will be detailed in National's filings with the Securities and Exchange Commission, including the factors discussed in item 1A of our Annual Report on Form 10-K; in our periodic reports on form 10-Q and a proxy statement prospectus that will be included in the Registration Statement on Form S-4 that National will file with the SEC in connection with the closed acquisition.

National Holdings/Gilman Ciocia

Moderator: Mark Klein

06-21-2013/8:30 a.m. ET

Confirmation # 10000728

Additional Information and Where to Find it

The Company will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Gilman and a prospectus of the Company relating to the Company's proposed acquisition of Gilman. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about the Company, Gilman, and the proposed acquisition. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement and proxy statement/prospectus (when they become available) may be obtained free of charge from the Company and Gilman. Security holders may also read and copy any reports, statements and other information filed by the Company and Gilman with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

The Company, Gilman, and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed acquisition. Information regarding the Company's directors and executive officers is available in the Company's proxy statement filed with the SEC on March 11, 2013 in connection with its 2013 annual meeting of stockholders, and information regarding Gilman's directors and executive officers is available in Gilman's proxy statement filed with the SEC on November 30, 2012 in connection with its 2013 annual meeting of stockholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.